UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 1, 2015

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2015, the Board of Directors (the “Board”) of World Fuel Services Corporation (the “Company”) elected Jorge L. Benitez as a director of the Company.  Mr. Benitez will serve as a member of the Technology and Operations and Governance committees.

Mr. Benitez will receive the standard non-employee director compensation for serving on the Board and its committees, including 1,234 restricted stock units representing a pro-rated portion of the annual equity grant, which will vest on the earlier of: (i) the day prior to the Company’s 2015 annual meeting of shareholders or (ii) May 29, 2015.

The Company also entered into a director indemnification agreement with Mr. Benitez, the form of which was previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2003.

There is no arrangement or understanding between Mr. Benitez and any other person pursuant to which Mr. Benitez was selected as a director of the Company.  Mr. Benitez is also not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the election of Mr. Benitez is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Press Release, dated January 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	January 5, 2015	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 5, 2015.